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Exhibit 23.4 Consent of Grant Thornton LLP as accountants for Sentinel Community
Bank.

                    CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 26, 1999, accompanying the financial statements of Sentinel Community Bank and Subsidiary contained in the Registration Statement on Form S-4. We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

San Francisco, California
March 22, 2000


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